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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  July 27, 1998

                                SUMMA FOUR, INC.
               (Exact Name of Registrant as Specified in Charter)

Delaware                        0-22210                 02-0329497
(State or Other          (Commission File Number)      (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


25 Sundial Avenue, Manchester, NH 03103
(Address of Principal Executive Offices)


Registrant's telephone number, including area code  (603) 625-4050


Item 5. Other Events

Summa Four, Inc. (the "Company") has entered into a definitive agreement with Cisco Systems, Inc. ("Cisco") pursuant to which Cisco would acquire the Company. Under the terms of the agreement, which has been approved by the board of directors of each Company, between .161 and .197 shares of Cisco common stock would be exchanged for each outstanding share of common stock of the Company. Completion of the transaction is subject to approval by the Company's stockholders and various other conditions, including approval under the Hart-Scott-Rodino Antitrust Improvements Act.

Item 7. Exhibits

See Press Release dated July 28, 1998, attached as Exhibit 99.1.


Exhibits:

99.1 - The Company's Press Release dated July 28, 1998.
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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Summa Four, Inc.

          July 30, 1998                 /s/ Jeffrey A. Weber
                                            Jeffrey A. Weber
                                            Vice President
                                            and Chief Financial Officer